EXHIBIT 23.1

Letterhead

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 8, 2009 on the consolidated financial statements of Surface Coatings, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for years then ended, and the inclusion of our name under the heading “Experts” in the Post Effective Amendment to Form S-1 Registration Statement filed with the Securities & Exchange Commission.

/s/  The Hall Group CPAs
The Hall Group CPAs
Dallas, Texas

April 24, 2009